EXHIBIT 1.1









                            ARTICLES OF INCORPORATION                translation

                                       OF

                                   iQ POWER AG

--------------------------------------------------------------------------------


     I. Company name, domicile, duration and purpose of the Company


Article 1  Company name, domicile, duration


Under the corporate name of

                                   iQ Power AG

there exists for an unlimited duration a Company pursuant to art. 620 et seq. of the Swiss Code of Obligations (hereinafter "CO") with domicile in Zug / Switzerland.


Article 2  Purpose

The purpose of the Company is to buy directly or indirectly, to sell, hold and administrate participations of all kind of companies in Switzerland and abroad, as well as the realization of financial transactions.


The Company may engage in and carry out any commercial and financial transactions, which are related directly or indirectly to the purpose of the Company. The Company may open branches and subsidiaries in Switzerland and abroad.


It may acquire, hold, transfer and exploit intellectual property rights and hold and sell real estate.


                          II. Share capital and shares

Article 3  Share capital


The share capital of the Company amounts to CHF 1'074'694.50 and is divided into 35'823'150 registered shares with a par value of CHF 0.03 per share. The share capital is fully paid in.


Article 3a Authorized capital


The Board of Directors is authorized to increase the share capital at any time until November 5, 2006, to the maximal amount of CHF 537'345.00 by issuing maximally 17'911'500 fully paid in registered shares with a par value of CHF
0.03 each. Increase by firm underwriting procedure and increase in partial amounts are allowed. The respective amount advanced, the moment of entitlement to dividend and the kind of contributions will be determined by the Board of Directors.


The Board of Directors is entitled to withdraw the preemptive rights of the shareholders and assign them to others if such shares are used (1) to take-over other companies by exchange of shares (2) to finance the purchase of other companies or parts of companies, participations or investments of the Company, or (3) for employee incentive shares. If assigned preemptive rights for shares are not executed, those shares have to be realized at arm's length.


Article 3b Capital subject to a condition


The share capital of the Company will be increased by a maximal amount of CHF 537'345.00 by issuing maximally 17'911'500 fully paid in registered shares with a par value of CHF 0.03 each, thereof


     a) up to a maximal amount of CHF 261'000.00 by exercising of already granted options

     b) up to a maximal amount of CHF 138'172.50 by exercising options to be granted to shareholders

     c) up to a maximal amount of CHF 138'172.50 by exercising options to be granted to employees and members of the Board of Directors of the Company and associated companies


The shareholders' preemptive rights in connection with capital subject to a condition are withdrawn.

Article 4  Share certificates, Conversion


The Company is entitled to issue share certificates which represent one or more shares in lieu of certificates for individual shares. The ownership or the usufruct of a share title, or share certificate and any exercise of shareholders' rights, automatically entails recognition of the version of the Articles of Incorporation then in force.


The Company may dispense with the printing and delivery of share certificates for the registered shares and, with the approval of the shareholder, annul issued share certificates which are returned to the Company without replacing them. The shareholder is entitled to request at any time and free of charge that share certificates for his registered shares be printed and delivered to him and the Company may at any time print share certificates for uncertificated registered shares.


Uncertificated shares, including all rights appertaining thereto, may only be transferred by assignment. Assignment is valid only if notified to the Company. The Company may inform the bank at which the shareholder has deposited the shares about such assignments.


Uncertificated registered shares and the property rights appertaining thereto may be pledged only to the bank at which the shareholder has deposited the shares by means of a written deed of security. Information to the Company is not required. The right to deliver the share certificate may be transferred to the bank accepting the deed of security. When share certificates were delivered the pledging of shares is only valid if the assigned or endorsed share certificates have been handed out.


The General Meeting of Shareholders may, at any time, convert registered shares into bearer shares or bearer shares into registered shares through an amendment to the Articles of Incorporation.


Article 5  Share register, transfer of shares


The Board of Directors shall maintain a share register in which the names and addresses of the owners and usufructuaries are to be entered. The entry in the share register requires a certificate as to the acquisition of the share for ownership or as to the establishment of a usufruct. Only those registered in the share register shall be recognized as shareholders or usufructuaries vis-a-vis the Company.


                        III. Organization of the Company

Article 6  Corporate bodies


The corporate bodies of the Company are

A.   the General Meeting of Shareholders
B.   the Board of Directors
C.   the Auditors.


                       A. General Meeting of Shareholders

Article 7  Powers


The  supreme   corporate  body  of  the  Company  is  the  General   Meeting  of
Shareholders. It has the following powers which are inalienable:


1.   to adopt and amend the Articles of Incorporation;

2.   to elect and recall the members of the Board of Directors and the Auditors;

3. to approve the annual report and the annual financial statements as well as to pass resolutions on the use of the balance sheet profit, in particular, the declaration of dividends and of profit sharing by directors;

4.   to release the members of the Board of Directors;

5. to pass resolutions on matters which are by law or by the Articles of Incorporation reserved to the General Meeting of Shareholders or which are presented to it by the Board of Directors.


Article 8  Calling of meeting


The ordinary meeting shall take place annually within six months after the close of the business year.


Extraordinary General Meeting of Shareholders shall be called as often as necessary, in particular, in all cases required by law.


Extraordinary General Meeting of Shareholders shall be called by the Board of Directors if shareholders representing at least ten percent of the share capital request it in writing (including telefax), listing the items and the motions.

Article 9  Form of Calling and Universal Meeting of Shareholders


The General Meeting of Shareholders shall be called by the Board of Directors, if necessary by the Auditors. The liquidators shall also be entitled to call a General Meeting of Shareholders.


The General Meeting of Shareholders shall be called by mail to the shareholders at the latest twenty days prior to the day of the meeting. The calling shall state the agenda items as well as the motions of the Board of Directors and of the shareholders who have requested the holding of a General Meeting of Shareholders or the inclusion of an item in the agenda.


Subject to the provisions of the Universal Meeting of Shareholders, no resolutions may be passed on matters which have not been announced in this way; excepted are motions for the calling of an extraordinary meeting of shareholders or the initiating of a special audit.


The making of motions within the scope of agenda items and the discussion without passing resolutions does not require announcement in advance.


The owners or their proxies of all the shares may, if no objection is raised, hold a General Meeting of Shareholders without observing the formalities for the calling of a meeting (Universal Meeting of Shareholders). As long as the owners or proxies of all shares are present, items within the powers of a General Meeting of Shareholders may validly be discussed and decided upon at such meeting.


The annual business report and the auditors' report must be submitted for examination by the shareholders at the domicile of the Company at the latest twenty days prior to the date of the ordinary General Meeting of Shareholders. Reference thereto shall be made in the calling of the General Meeting of Shareholders.


Article 10 Chair, minutes


The General Meeting of Shareholders shall be chaired by the Chairman, or, in his absence, by another member of the Board of Directors or by another chairman elected for that day by the General Meeting of Shareholders.


The Chairman designates a Secretary for the minutes and persons for counting the votes, who need not be shareholders.

The Board of Directors is responsible for keeping the minutes, which are to be signed by the Chairman and by the Secretary.


Article 11 Voting, elections


Each share entitles to one vote.


Each shareholder may be represented at the General Meeting of Shareholders by a third person who is authorized by a written proxy.


The General Meeting of Shareholders shall pass resolutions and carry out elections by absolute majority of the votes allocated to the shares represented, to the extent the law or the Articles of Incorporation do not provide otherwise.


If an election cannot be completed upon the first ballot, there shall be a second ballot at which the relative majority shall decide.


The Chairman shall have no casting vote.


Elections and voting shall take place openly provided that neither the Chairman nor one of the shareholders request a secret ballot.


Article 12 Qualified majority


A resolution of the General Meeting of Shareholders passed by at least two thirds of the votes allocated to shares represented as well as the absolute majority of the par value of shares represented shall be required, in addition to the cases listed in art. 704 CO, for:


1.   the converting of registered shares into bearer shares;

2.   the dissolution of the Company followed by liquidation.


                            B. The Board of Directors


Article 13 Composition


The Board of Directors shall be composed of one or more members. The members of the Board of Directors shall, as a rule, be elected by the ordinary General Meeting of Shareholders, in each case for a term of three years. The term of office of a member of the Board of Directors shall, subject to prior resignation or removal, expire upon the day of the next ordinary General Meeting of Shareholders. Newly-appointed members shall complete the term of office of their predecessors.


The members of the Board of Directors may be re-elected without limitation.


The Board of Directors shall organize itself. It designates its Chairman and the Secretary who needs not be a member of the Board of Directors.


Article 14 Duties and delegation


The Board of Directors is entrusted with the ultimate direction of the Company and the supervision of the management. It shall represent the Company vis-a-vis third parties and shall attend to all matters which are not delegated to another corporate body pursuant to the law, the Articles of Incorporation or the organizational regulations.


The Board of Directors may delegate the management of the Company in whole or in part as well as the power of representation to one or several members (managing directors) or third parties (managers) who need not be shareholders of the Company, pursuant to the organizational regulations. In this case, the Board of Directors shall adopt the organizational regulations according to the minimal requirements of art. 716b para. 2 CO and arrange for the appropriate contractual relationship between the Company and the managing directors or managers.


The Board of Directors has the following non transferable and inalienable duties:


1.   to ultimately manage the Company and give the necessary directives;

2.   to establish the organization;

3. to structure the accounting system, the financial control, as well as the financial planning;

4. to appoint and remove the persons entrusted with the management and representation of the Company and to grant the signatory power;

5. to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law and with the Articles of Incorporation, the regulations and directives;

6. to prepare the business report, as well as the General Meeting of Shareholders and to implement the latter's resolutions;

7.   to notify the judge in case of over-indebtedness;

8. to pass resolutions regarding the subsequent payment of capital with respect to not fully paid-in shares;

9. to pass resolutions confirming increases of share capital and regarding the amendments to the Articles of Incorporation entailed thereby;

10. to examine the professional qualifications of the specially qualified auditors in those cases in which the law provides for the use of such auditors.


Article 15 Organization


In the absence of organizational regulations, the Board of Directors shall fix the basic elements of its organization in minutes, including the organization of the meetings, the quorum requirements for attendance and the passing of resolutions at meetings of the Board of Directors.


A single member of the Board of Directors is authorized to declare that an increase of capital has been made, that further capital has been paid in, or that full capital has been paid in, and to make the corresponding amendments by notarization to the Articles of Incorporation.


The chairman shall have the casting vote.


Unless otherwise provided by organizational regulations, resolutions may also be adopted by way of written consent to a proposition (including telefax), unless a member requests discussion.


Minutes are to be kept of the deliberations and resolutions (including circular resolutions) of the Board of Directors. The minutes are to be signed by the Chairman and the Secretary of the Board of Directors.


Article 16 Expenses and remuneration


The members of the Board of Directors are entitled to reimbursement of expenses incurred by them in the interests of the Company and to remuneration of their activities, as determined by the Board of Directors itself.


                                 C. The Auditors


Article 17 Election, duties

The General Meeting of Shareholders shall elect each year one or several persons or legal entities as Auditors pursuant to art. 727 et seq. CO with all the rights and duties as defined by the law.


           IV. Annual Financial Statement and Distribution of Profits


Article 18 Business year


The business year is determined by the Board of Directors.


The annual financial statement, consisting of the profit and the loss statement, the balance sheet and the attachment as well as the consolidated statements of account, if applicable, shall be drawn up in accordance with the provisions of the Swiss Code of Obligations, in particular art. 662a et seq. CO, and in accordance with generally accepted commercial principles and principles customary in this business.


Article 19 Use of the balance sheet profit


Subject to the statutory provisions regarding the distribution of profits, in particular art. 671 et seq. CO, the balance sheet profit may be allocated by the General Meeting of Shareholders at its discretion.


Article 20 Shares of profits


The allocation of shares of profits to members of the Board of Directors shall be governed by the provisions of art. 677 CO.


                         V. Dissolution and Liquidation


Article 21 Dissolution and liquidation


The General Meeting of Shareholders may at any time resolve the dissolution and liquidation of the Company in accordance with the statutory provisions and the Articles of Incorporation.


The liquidation shall be carried out by the Board of Directors unless the General Meeting of Shareholders has not delegated it to other persons.

The liquidation of the Company shall take place in accordance with art. 742 et seq. CO. The liquidators are entitled to sell assets (including real estate) in private transactions.


Upon satisfaction of all liabilities, the net assets shall be distributed to the shareholders in proportion to the amounts paid in.


                                 VI. Information


Article 22 Notices and Announcements


Callings and notices to the shareholders shall be made in writing to the addresses indicated in the share register.


Announcements to the creditors shall be made, in the instances prescribed by the law, by publication in the Swiss Gazette of Commerce, the Company's official instrument for publication.


Zug, November 5, 2004